EMPLOYMENT AGREEMENT

     AGREEMENT by and between Fleet Financial Group, Inc., a Rhode Island corporation ("Fleet" or the "Company") and David L. Eyles (the "Executive") dated as of the 29th day of October 1999.

     NOW, THEREFORE, IT IS HEREBY AGREED AS FOLLOWS:

     1. EMPLOYMENT PERIOD. Fleet hereby agrees to employ the Executive, and the Executive hereby agrees to remain in the employ of Fleet subject to the terms and conditions of this Agreement, for the period commencing on the date hereof and ending on January 10, 2002 (the "Employment Period").

     2. TERMS OF EMPLOYMENT. (a) Position and Duties. (i) During the Employment Period, the Executive shall serve as Vice Chairman and Chief Risk Officer, reporting directly to the Chairman and Chief Executive Officer, with appropriate authority, duties and responsibilities. The Executive shall be located in Hartford, Connecticut.

              (ii) During the Employment Period, and excluding any periods of vacation and sick leave to which the Executive is entitled, the Executive agrees to devote substantially all of his attention and time during normal business hours to the business and affairs of Fleet and to the extent necessary to discharge the responsibilities assigned to the Executive hereunder. The foregoing shall not limit the Executive from being involved in personal investment, charitable and for-profit Board activities at a level commensurate with his current level, subject to Company policy on new Board activities.

         (b) COMPENSATION. (i) BASE SALARY. Effective upon the consummation of the merger of Fleet with BankBoston Corporation (the "Merger"), the annual base salary of the Executive shall be increased to $450,000. During the Employment Period, the Executive shall receive an annual base salary ("Annual Base Salary") of no less than $450,000. Any further increase in the Executive's Annual Base Salary shall not serve to limit or reduce any other obligation to the Executive under this Agreement. Annual Base Salary shall not be reduced after any such increase and the term Annual Base Salary as utilized in this Agreement shall refer to the Annual Base Salary as so increased. As used in this Agreement, the term "affiliated companies" shall include any company controlled by, controlling or under common control with Fleet.

              (ii) ANNUAL BONUS. The Executive shall be entitled to receive an annual bonus with respect to calendar year 1999 of no less than $650,000, subject to the Executive's rights of deferral, which will be paid in February 2000. The Executive shall be entitled to receive an annual bonus with respect to calendar year 2000 of no less than $700,000, subject to the Executive's rights of deferral, which will be paid in February 2001. The Executive shall be entitled to receive an annual bonus with respect to calendar year 2001 of no less than $750,000, subject to the Executive's rights of deferral, which will be paid in February 2002.

     In the event the Executive's employment is terminated by Fleet without Cause (as defined in Section 3 (b)), including by reason of the death or disability of the Executive, or by the Executive with Good Reason (as defined in Section 3 (c)), during any calendar year of the Employment Period, the Executive or his estate shall be entitled to receive a pro rated bonus for that calendar year.

     The amount of the pro rated bonus shall be the product of (i) a fraction, the numerator of which is the number of days elapsed in the applicable year, and the denominator of which is 365, multiplied by (ii) the Annual Bonus amount specified in this section for the full calendar year.

              (iii) OTHER EMPLOYEE BENEFIT PLANS. During the Employment Period, except as otherwise expressly provided herein, the Executive shall be entitled to participate in, and shall receive awards under, all employee benefit, welfare and other plans, practices and programs, including perquisites applicable to peer executives of Fleet at a level commensurate with such peer executives. Any equity grants awarded prior to the Merger will be governed by the terms and conditions of the underlying restricted stock agreement or stock option agreement, as the case may be.

     Upon the consummation of the Merger, the Executive will be granted 50,000 shares of performance-based restricted stock (the "Restricted Stock Grant"). Subject to the attainment of performance criteria as outlined in the applicable restricted stock agreement, all restrictions shall lapse, with respect to 50% of the Restricted Stock Grant on the first anniversary of the date of the grant, and with respect to the remaining 50% of the Restricted Stock Grant on the second anniversary of the date of the grant.

     The Executive is eligible to receive a 1999 stock option award in such amount as recommended by the Chairman and CEO of Fleet and approved by the Human Resources and Planning Committee of the Board of Directors. Any stock option award will be subject to the terms and provisions of the underlying stock option agreement entered into for peer executives.

     If the Executive's employment is terminated by Fleet without Cause (as defined in Section 3 (b)), including by reason of the death or disability of the Executive, or by the Executive with Good Reason (as defined in Section 3 (c)), at any time during the Employment Period, Fleet shall cause the Restricted Stock Grant, to the extent then unvested or forfeitable, to become immediately and fully vested. Any stock option awards granted to the Executive will be governed by the terms of the underlying stock option agreement, including, but not limited to, the provision that permits an optionee who is retirement eligible to exercise stock options that were granted after April 1994 through 1998, and that were vested as of the retirement date, for a period of 12 months following termination of employment.

     As of the end of calendar year 1999, the Executive shall be eligible to receive, but not entitled to receive, any additional equity awards.

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

              (iv) RETIREMENT BENEFITS. Commencing on February 1, 2002, the Executive shall be entitled to receive a retirement benefit of at least $200,000 per annum, in the form of a 50% Joint & Survivor benefit, or its actuarial equivalent as elected by him under the provisions of the applicable plans based on a deemed termination of employment date of January 10, 2002 (the "Retirement Benefit'). Except to the extent provided below, the Retirement Benefit shall be inclusive of the amounts payable to the Executive or his survivor under any qualified or nonqualified defined benefit pension plan or cash balance plan of Fleet, its predecessors or their respective affiliates (collectively, the "Company Retirement Plans") and any additional amounts payable under the Fleet Supplemental Executive Retirement Plan and covered in the "rabbi" trust therefor.

     In addition to the Retirement Benefit provided above, the Executive shall be entitled to receive a benefit payable from the Supplemental Executive Retirement Plan of Shawmut National Corporation (the "Frozen SERP"). The benefit, payable as of February 1, 2002, is estimated to be $86,000 per annum, based on a 50% Joint & Survivor Benefit.

     Further, whether or not the Executive remains an employee of Fleet through the Employment Period, the Executive shall be entitled to the retiree medical benefits to which he would have been entitled had he been age 55 and had 10 years of service with Shawmut National Corporation as of December 31, 1996. Specifically, the Executive will have access to group rates from the date employment with Fleet is terminated due to retirement or any other reason and upon attainment of age 65, the Executive will be entitled to a monthly subsidy for retiree and spouse medical coverage.

     If the Executive's employment is terminated by Fleet without Cause (as defined in Section 3 (b)), including by reason of death or disability of the Executive, or by the Executive with Good Reason (as defined in Section 3 (c)), at any time during the Employment Period, the Executive shall be entitled to receive the benefits as described in this Section 2 (b) (iv), except to the extent that the amount of the Retirement Benefit and Frozen SERP may be actuarially reduced to reflect an earlier benefit commencement date if elected; provided, however, that per the terms of the Frozen SERP, the benefit commencement date cannot be earlier than the first of the month following the month in which the Executive attains age sixty-two (62).

     Notwithstanding the foregoing, in the event the Executive's employment terminates in a manner not entitling him to benefits pursuant to Section 4 (a) prior to January 10, 2002, the Retirement Benefit and the Frozen SERP shall not be paid to the Executive, but instead the Executive shall be entitled to his accrued and vested benefit under the Company Retirement Plans and the Frozen SERP as of the Date of Termination, payable in accordance with the applicable plan document, determined using the applicable covered compensation paid to the Executive.

     In the event of the Executive's death or disability following January 10, 2002, the Executive or his estate shall be entitled to receive the Retirement Benefit and the Frozen SERP.

              (v) INDEMNIFICATION/D & O INSURANCE. The Executive shall be entitled to indemnification with respect to the performance of his duties hereunder, and directors' and officers' liability insurance, on the same terms and conditions as generally available to peer executives of Fleet. The Company's obligations under this Section 2 (b) (v) shall survive the termination of the Employment Period and this Agreement in accordance with the applicable indemnity policy and directors' and officers' liability insurance of Fleet maintained by the Company for other officers and directors.

     3. TERMINATION OF EMPLOYMENT. (a) DEATH OR DISABILITY. The Executive's employment shall terminate automatically upon the Executive's death during the Employment Period. If the Executive cannot, because of physical or mental disability, perform his material duties hereunder for 180 consecutive days, at the end of such period, Fleet may give to the Executive written notice in accordance with Section 3 (d) of this Agreement of its intention to terminate his employment. In such event, the Executive's employment with Fleet shall terminate effective on the 30th day after receipt of such notice by the Executive, provided that, within the 30 days after such receipt, the Executive shall not have returned to full-time performance of the Executive's material duties.

         (b) CAUSE. Fleet may terminate the Executive's employment during the Employment Period for Cause. For purposes of this Agreement, "Cause" shall mean:

              (i) the willful and continued failure of the Executive to perform substantially the Executive's duties with Fleet or one of its affiliates (other than any such failure resulting from incapacity due to physical or mental illness), after a written demand for substantial performance is delivered to the Executive by the Board or the Chairman of Fleet, which specifically identifies the manner in which the Board believes the Executive has not substantially performed the Executive's duties; or

              (ii) the willful engaging by the Executive in illegal conduct or gross misconduct with regard to Fleet that is materially and demonstrably injurious to the Company; or

              (iii) conviction of a felony (other than a traffic violation) or guilty or nolo contrendere plea by the Executive with respect thereto.

     For purposes of this provision, no act or failure to act, on the part of the Executive shall be considered "willful" unless it is done, or omitted to be done, by the Executive in bad faith or without reasonable belief by the Executive's action or omission was in the best interests of the Company. Any act, or failure to act, based upon authority given pursuant to a resolution duly adopted by the Board or upon the instructions of the Chairman or a senior officer of Fleet, or based upon the advice of counsel for Fleet, shall be conclusively presumed to be done, or omitted to be done, by the Executive in good faith and in the best interests of Fleet.

         (c) GOOD REASON. The Executive's employment may be terminated by the Executive for Good Reason. For purposes of this Agreement, "Good Reason" shall mean:

              (i) a material breach by Fleet of a material term of this Agreement, after Fleet has been given a reasonable opportunity to cure such breach and has failed to do so;

              (ii) any requirement by Fleet that the Executive's services be rendered primarily at a location or locations other than Hartford, CT, or any requirement by Fleet that the Executive relocate more than thirty-five miles from his current location;

              (iii) the assignment to the Executive of any duties or responsibilities inconsistent in any respect with those customarily associated with the position (including status, office, title and reporting requirements) to be held by the Executive during the applicable period pursuant to this Agreement, the appointment of any other Executive to perform any of the duties or responsibilities customarily associated with the position to be held by the Executive during the applicable period pursuant to this Agreement, or any other action by Fleet that results in a diminution or other material adverse change in the Executive's position, authority, duties or responsibilities, other than an isolated, insubstantial and inadvertent action that is not taken in bad faith and is remedied by Fleet promptly after receipt of notice thereof from the Executive;

              (iv) any failure by Fleet to comply with any provision of Section 2 of this Agreement, other than an isolated, insubstantial and inadvertent failure that is not taken in bad faith and is remedied by Fleet promptly after receipt of notice thereof from the Executive;

         (d) NOTICE OF TERMINATION. Any termination by Fleet for Cause, or by the Executive for Good Reason, shall be communicated by Notice of Termination to the other party hereto given in accordance with Section 12 of this Agreement. For purposes of this Agreement, a "Notice of Termination" means a written notice which:

              (i) indicates the specific termination provision in this Agreement relied upon;

              (ii) to the extent applicable, sets forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of the Executive's employment under the provision so indicated; and

              (iii) if the Date of Termination (as defined below) is other than the date of receipt of such notice, specifies the termination date (which dates shall be not more than thirty days after the giving of such notice).

     The failure by the Executive or Fleet to set forth in the Notice of Termination any fact or circumstance which contributes to a showing of Good Reason or Cause shall not waive any right of the Executive or Fleet, respectively, hereunder or preclude the Executive or Fleet, respectively, from asserting such fact or circumstance in enforcing the Executive's or Fleet's rights hereunder.

         (e) DATE OF TERMINATION. "Date of Termination" means January 10, 2002, or if earlier:


              (i) if the Executive's employment is terminated by Fleet for Cause, or by the Executive for Good Reason, the date of receipt of the Notice of Termination or any later date specified therein within 30 days of such notice, as the case may be;

              (ii) if the Executive's employment is terminated by Fleet other than for Cause or Disability, or by Executive for other than Good Reason, the Date of Termination shall be the date on which the Company notifies the Executive of such termination;

              (iii) if the Executive's employment is terminated by reason of death or disability, the Date of Termination shall be the date as defined in
Section 3(a) of this Agreement.

     4. OBLIGATIONS OF FLEET UPON TERMINATION. (a) If, during the Employment Period, Fleet shall terminate the Executive's employment other than for Cause or the Executive shall terminate for Good Reason, or the Date of Termination occurs by reason of the expiration of the Employment Period on January 10, 2002:

              (i) Until January 10, 2002, the Executive shall remain on Fleet's payroll and continue to be treated as an employee of Fleet for purposes of payment of Annual Base Salary and participation in the Company's welfare (other than long-term disability), retirement, deferred compensation and stock incentive plans and other equity plans, except as may be separately provided for in this Agreement, and thereafter as a "retiree" under them, provided that the Executive shall not be entitled to, but will remain eligible for, additional awards under any of Fleet's stock incentive plans, other than as provided for in
Section 2 (b) (iii); further, provided, however, that the Executive shall be entitled receive a pro rated bonus for the year of termination in accordance with the provisions of Section 2 (b) (ii) of this Agreement. In addition, the Executive shall be entitled to benefits as outlined in Section 2 (b) (iv). Further, the continuation of the Executive on Fleet's payroll shall not prevent him from commencing employment with another employer;

              (ii) Fleet shall continue to pay to the Executive his Annual Base Salary for the duration of the Employment Period;

              (iii) to the extent not theretofore paid or provided, Fleet shall timely pay or provide to the Executive any other amounts or benefits required to be paid or provided or which the Executive is eligible to receive under any plan, program, or policy or practice or contract or agreement of Fleet and its affiliated companies through the Date of Termination (such other amounts and benefits shall be hereinafter referred to as the "Other Benefits"); and

              (iv) the Executive shall have the same election rights as to the form of benefits and commencement dates as if his Date of Termination was January 10, 2002; provided, however, that the Frozen SERP payment may not commence prior to December 1, 2001.

         (b) CAUSE; OTHER THAN FOR GOOD REASON; DEATH OR DISABILITY. If the Executive's employment shall be terminated for Cause, or the Executive terminates his employment without Good Reason, or the Executive shall die or is terminated because of Disability during the Employment Period, the Agreement shall terminate without further obligations to the Executive other than the obligation to pay to the Executive (w) his Annual Base Salary through the Date of Termination, (x) other Benefits, which in the case of the Executive's Death or Disability, shall include death or disability benefits under Fleet's death or disability plan in which the Executive participates, in each case to the extent theretofore unpaid, (y) in the case of Death or Disability, his pro rated bonus amount, determined in accordance with Section 2 (b) (ii), and (z) as provided in
Section 2 (b) (iii) and Section 2 (b) (iv) above.

     5. NON-EXCLUSIVITY OF RIGHTS. Nothing in this Agreement shall prevent or limit the Executive's continuing or future participation in any plan, program, policy or practice provided by Fleet or any of its affiliated companies for which the Executive may qualify, nor shall anything in this Agreement limit or otherwise affect such rights as the Executive may have under any contract or agreement with the Company of any of its affiliated companies. Vested benefits and other amounts that the Executive is otherwise entitled to receive under any plan, policy, practice or program of, or any contract of agreement with, the Company of any of its affiliated companies on or after the Date of Termination shall be payable in accordance with the terms of each such plan, policy, practice, program, contract or agreement, as the case may be, except as explicitly modified by this Agreement.

     6. NON-DUPLICATION OF BENEFITS. To the extent the Executive is or becomes entitled to receive compensation and benefits payable in accordance with the terms of an existing agreement (e.g., a change in control agreement) to which the Executive and Fleet are parties, any compensation and/or benefits that shall be or become payable according to the terms and conditions of this Agreement will not be paid to the extent any payment0 is deemed duplicative.

     7. FULL SETTLEMENT. Fleet's obligation to make the payments provided for in, and otherwise to perform its obligations under, this Agreement shall not be affected by any set-off, counterclaim, recoupment, defense or other claim, right or action that Fleet may have against the Executive or others. In no event shall the Executive be obligated to seek other employment or take any other action by way of mitigation of the amounts payable to the Executive under any provisions of this Agreement and such amounts hall not be reduced, regardless of whether the Executive obtains other employment.

     8. CONFIDENTIAL INFORMATION. (a) The Executive shall hold in a fiduciary capacity for the benefit of Fleet all secret or confidential information, knowledge or data relating to Fleet or any of its affiliated companies and their respective businesses that the Executive obtains during the Executive's employment by Fleet or any of its affiliated companies and that is not public knowledge (other than by acts by the Executive or representatives of the Executive in violation of this Agreement). After termination of the Executive's employment with Fleet, the Executive shall not, without the prior written consent of Fleet, or as may otherwise be required by law or legal process, communicate or divulge any such information, knowledge or data to anyone other than Fleet and those designated by it.

         (b) In the event of a breach or a threatened breach of Section 8 (a), the Executive agrees that Fleet shall be entitled to injunctive relief in a court of appropriate jurisdiction to remedy any such breach or threatened breach, the Executive acknowledges that damages would be inadequate and insufficient.

         (c) Any termination of the Executive's employment or of this Agreement shall have no effect on the continuing operation of Section 8.

     9. MUTUAL RELEASES. On the Date of Termination, or if later, January 10, 2002, the Executive and Fleet agree to execute the releases attached as Exhibit A hereto. The Executive agrees that his right to receive the benefits set forth in Section 4 are conditioned upon his executing and not revoking the release, provided Fleet delivers its reciprocal release.

     10. INDEMNIFICATION; ATTORNEYS' FEES. The Company shall pay or indemnify the Executive to the full extent permitted by law and the by-laws of Fleet for all expenses, costs, liabilities and legal fees which the Executive may incur in the discharge of his duties hereunder. The Company also agrees to pay, as incurred, to the fullest extent permitted by law, or indemnify the Executive if such payment is not legally permitted, for all legal fees and expenses that the Executive may in good faith incur as a result of any contest by the Company, the Executive or others of the validity or enforceability of or liability under, or otherwise involving, any provision of this Agreement, together with interest on any delayed payment at the applicable federal rate provided for in Section 7872(f)(2)(A) of the Internal Revenue Code (the "Code").

     11. SUCCESSORS. (a) This Agreement is personal to the Executive and without the prior written consent of Fleet shall not be assignable by the Executive otherwise than by will or the laws of descent and distribution, except that upon the Executive's death after the Employment Period any amounts due hereunder shall be paid to his estate or beneficiary, as the case may be. If the Executive shall die prior to January 10, 2002, the

Executive's estate shall be entitled to the remaining payments and benefits as described in Section 4 (b). This Agreement shall inure to the benefit of and be enforceable by the Executive's legal representatives.

         (b) This Agreement shall inure to the benefit of and be binding upon Fleet and its successors and assigns.

         (c) Fleet will require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of the Fleet to assume expressly and to agree to perform this Agreement in the same manner and to the same extent that Fleet would be required to perform it if no such succession had taken place. As used in this Agreement, "Company" shall mean Fleet as hereinbefore defined and any successor to its business and/or assets as aforesaid which assumes and agrees to perform this Agreement by operation of law, or otherwise.

     12. MISCELLANEOUS. (a) This Agreement shall be governed by and construed in accordance with the laws of the state of Rhode Island, without reference to principles of conflict of laws. The captions of this Agreement are not part of the provisions hereof and shall have no force or effect. This Agreement may not be amended or modified otherwise than by a written agreement executed by the parties hereto or their respective successors and legal representatives.

         (b) All notices and other communications hereunder shall be in writing and shall be given by hand delivery to the other party or by registered or certified mail, return receipt requested, postage prepaid, addressed as follows:

                  If to the Executive:
                  --------------------
                  150 Balfour Drive
                  West Hartford, CT   06117

                  If to Fleet:
                  ------------
                  One Federal Street
                  Boston, MA   02110
                  Attention:  General Counsel

or to such other address as either party shall have furnished to the other in writing in accordance herewith. Notice and communications shall be effective when actually received by the addressee.

         (c) The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement.

         (d) The Company may withhold from any amounts payable under this Agreement such Federal, state, local or foreign taxes as shall be required to be withheld pursuant to any applicable law or regulation.

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

         (e) The Executive's or Fleet's failure to insist upon strict compliance with any provision of this Agreement or the failure to assert any right the Executive or Fleet may have hereunder shall not be deemed to be a waiver of such provision or right or any other provision or right of this Agreement.

         (f) From and after the date hereof, this Agreement shall supersede any other employment, severance or change in control agreement between the parties with respect to the subject matter hereof, provided that this Agreement shall not supersede the change in control agreement between the parties if a change of control (as defined therein) occurs prior to the Date of Termination, except to the extent that such agreement and this Agreement would provide duplicative benefits.

         (g) The rights and benefits of the Executive under this Agreement may not be anticipated, assigned, alienated or subject to attachment, garnishment, levy, execution or other legal or equitable process except as required by law. Any attempt by the Executive to anticipate, assign, sell, transfer, pledge, encumber or charge the same shall be void. Payments hereunder shall not be considered assets of the Executive in the event of insolvency or bankruptcy.

         IN WITNESS WHEREOF, the Executive has hereunto set the Executive's hand and, pursuant to the authorization from its Board of Directors, Fleet has cause these presents to be executed in its name on its behalf, all as of the day and year first written above.

                                                  /s/ DAVID L. EYLES
                                                  ------------------
                                                  David L. Eyles



                                                  FLEET FINANCIAL GROUP, INC.


                                                  /s/ M. ANNE SZOSTAK
                                                  -------------------
                                         By:      M. Anne Szostak
                                         Title:   Executive Vice President
                                                  Director of Human Resources

                                    EXHIBIT A

                                 GENERAL RELEASE

                  THIS GENERAL RELEASE is entered into between Fleet Financial Group, Inc., a Rhode Island Corporation (the "Company") and David L. Eyles (the "Executive") as of the _____ day of __________, ____. The Company and the Executive agree as follows:

1. Employment Status. The Executive's employment with the Company has terminated effective as of _________, __, ____.

2. Payment and Benefits. Upon acceptance of the terms set forth herein, the Company as of the date of termination shall provide the Executive with the payments and benefits set forth in the Employment Agreement between the Company and the Executive, dated as of August __, 1999 (the "Employment Agreement") and the amounts otherwise due to the Executive upon such termination under the Company's plans and programs.

3. No Liability. This Release does not constitute an admission by the Company, or any of its subsidiaries, affiliates, divisions, trustees, officers, directors, partners, agents, or employees, of any unlawful acts or of any violation of federal, state or local laws.

4. Release. In consideration of the payments and benefits set forth in the Employment Agreement, the Executive for himself, or his heirs, administrators, representatives, executors, successors and assigns (collectively, the "Executive Releasors") does hereby irrevocably and unconditionally release, acquit and forever discharge the Company and its subsidiaries, affiliates, divisions, successors, assigns, trustees, officers, directors, partners, agents, and former and current employees, including without limitation, all persons acting by, through, under or in concert with any of them (collectively, the "Company Releasees"), and each of them from any and all charges, complaints, claims, liabilities, obligations, promises, agreements, controversies, damages, remedies, actions, causes of action, suits, rights, demands, costs, losses, debts and expenses (including attorneys' fees and costs ) of any nature whatsoever, known or unknown, whether in law or equity and whether arising under federal, state or local law and in particular any claim for discrimination based upon race, color, ethnicity, sex, age (including the Age Discrimination Employment Act of 1967), national origin, religion, disability, or any other unlawful criterion or circumstance, which Executive Releasors had, now have, or may have to claim to have in the future against each or any of the Company Releasees from the beginning of the world until the date of the execution of this Release relating to the Executive's employment with the Company and its subsidiaries and affiliates; provided, however, that nothing herein shall release the Company from the obligation to make the payments described in the Employment Agreement prior to the satisfaction of such payments in full and to indemnify the Executive in accordance with Section 2 (b) (v) of the Employment Agreement.

5. Bar. The Executive acknowledges and agrees that if should hereafter make any claim or demand or commence or threaten to commence any action, claim or proceeding against the Company Releasees with respect to any cause, matter or thing which is the subject of Paragraph 4 of this Release, this Release may be raised as a complete bar to any such action, claim or proceeding, and the applicable Company Releasees may recover from the Executive all costs incurred in connection with such action, claim or proceeding, including attorneys' fees.

6. Governing Law. This Release shall be governed by and construed in accordance with the laws of the State of Rhode Island.

7. Acknowledgement. The parties hereto have read this Release, understand it, and voluntarily accept its terms, and the Executive acknowledges that he has been advised by the Company to seek the advice of legal counsel before entering into this Release, and has been provided with a period of twenty-one (21) days in which to consider entering into this Release.

8. Revocation. The Executive has a period of seven (7) days following the execution of this Release during which the Executive may revoke this Release, and this Release shall not become effective or enforceable until such revocation period has expired.

9. Counterparts. This Release may be executed by the parties hereto in counterparts, which taken together shall be deemed one original.


     IN WITNESS WHEREOF, the parties have executed this Release on the date first set forth above.

                                          ------------------------------
                                          David L. Eyles


                                          FLEET FINANCIAL GROUP, INC.


                                          -----------------------------
                                       By:

                                       Title:

                                 GENERAL RELEASE

     THIS GENERAL RELEASE is executive and delivered by Fleet Financial Group, Inc., a Rhode Island Corporation (the "Company") to David L. Eyles (the "Executive").

1. Release. The Company, on its own behalf and on behalf of its subsidiaries and affiliates, agree to and do hereby irrevocably and unconditionally release, acquit and forever discharge the Executive, his heirs, executors, and administrators (hereinafter collectively referred to as the "Executive Releasees"), with respect to and from any and all charges, complaints, claims, liabilities, obligations, promises, agreements, controversies, damages, remedies, actions, causes of action, suits, rights, demands, costs, losses, debts and expenses of any kind whatsoever, known or unknown, whether in law or equity and whether arising under federal, state or local law for, upon, or by reason or, any matter, course or thing whatsoever from the beginning of the world until the date of the execution of this Release relating to the Executive's employment with the Company and its subsidiaries and affiliates; provided, however, that nothing herein shall release the Executive from the obligations or restrictions arising under or referred to or described in Section 8 of the Employment Agreement between the Company and the Executive dated as of August __, 1999 (the "Employment Agreement"), or impair the right or ability of the Company to enforce such provisions in accordance with the terms of the Employment Agreement. All claims released by the undersigned pursuant to this Release shall collectively be referred to herein as the "Released Company Claims." Notwithstanding the foregoing, in no event shall the Released Company Claims include any claims involving fraud, or willful misconduct with respect to the Company on the part of the Executive, which fraud or willful misconduct is not known to an Officer of the Company as of August __, 1999.

2. Bar. The Company, on its own behalf and on behalf of its subsidiaries and affiliates, acknowledge and agree that if they should hererafter make any claim or demand or commence or threaten to commence any action, claim or proceeding against the Executive Releasees with respect to any cause, matter or thing which is the subject of Paragraph 1 of this Release, this Release may be raised as a complete bar to any such action, claim or proceeding, and the applicable Executive Releasees may recover from the Company, its subsidiaries and affiliates all costs incurred in connecction with such action, claim or proceeding, including attorneys' fees.

3. Governing Law. This Release shall be governed by and construed in accordance with the laws of the State of Rhode Island.

4. Successors. This Release shall be binding upon the Company, its subsidiaries and affiliates and their successors and assigns.

5. Counterparts. This Release may be executed by the parties hereto in counterparts, which taken together shall be deemed one original.

     IN WITNESS WHEREOF, this Release has been executed on behalf of each of the Company and the Executive on this ___ day of __________, ____.



                                          ------------------------------
                                          David L. Eyles




                                          FLEET FINANCIAL GROUP, INC.



                                          ------------------------------
                                       By:

                                       Title: